Exhibit 99.1


[FINANCIAL RELATIONS BOARD LOGO]

                                  [NEWS LOGO]

                                        RE: LEXINGTON CORPORATE PROPERTIES TRUST
                                                                  ONE PENN PLAZA
                                                                      SUITE 4015
                                                              NEW YORK, NY 10119

FOR FURTHER INFORMATION:

AT THE COMPANY:                            AT FINANCIAL RELATIONS BOARD:
Patrick Carroll                            Claire Koeneman       Tim Grace
Chief Financial Officer                    Analyst Inquiries     Media Inquiries
(212) 692-7200                             (312) 640-6745        (312) 640-6667

FOR IMMEDIATE RELEASE
THURSDAY FEBRUARY 16, 2006

                 LEXINGTON CORPORATE PROPERTIES TRUST ANNOUNCES
                     FOURTH QUARTER AND TWELVE MONTH RESULTS

New York, NY - February 16, 2006 - Lexington Corporate Properties Trust (NYSE:LXP) ("Lexington"), a real estate investment trust, today announced results for its fourth quarter and twelve months ended December 31, 2005.

2005 Significant Events
-----------------------

     o    6.3% increase in Funds From Operations ("FFO") per share;
     o Acquired 43 properties (18 in joint ventures) for $1.1 billion at an average GAAP cap rate of 8.1%;
     o Sold eight properties, including one in a joint venture, realizing $13.3 million in gains;
     o Obtained an aggregate $840.3 million of non-recourse mortgage financings, including $403.2 million in joint ventures, secured by 50 properties at a weighted-average fixed interest rate of 5.20%;
     o    Extended/entered into new leases on 14 properties;
     o    Recognized $13.0 million in aggregate impairment charges;
     o Formed Lexington Strategic Asset Corp., raising $61.7 million in cash and contributed four properties, including mortgages, for a 32.3% interest;
     o Invested $22.9 million to acquire a $30 million subordinated interest in $68.4 million of mortgage debt; and
     o Increased dividend per share in January, 2006 for the 13th consecutive year.

Quarterly Results

FFO were $16.8 million, or $0.27 per diluted common share/unit, net of $12.1 million in impairment charges and $0.9 million in debt satisfaction charges, which inclusive of charges aggregated $0.21 per diluted common share/unit, for the fourth quarter of 2005. This compares to $18.5 million, or $0.34 per diluted common share/unit, after the impact of $3.6 million in impairment charges and $2.9 million in charges due to a tenant bankruptcy, which inclusive of charges aggregated $0.12 per diluted common share/unit, for the fourth quarter of 2004.


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Rental revenues from continuing operations for the quarter totaled $49.0 million, compared to rental revenues of $34.7 million for the same period last year. Net loss allocable to common shareholders was $5.9 million in the fourth quarter of 2005, or $(0.11) per diluted common share/unit, after the impact of $4.9 million in gains on sale of properties, $12.1 million in impairment charges and $0.9 million in debt satisfaction charges. This compares to net income allocable to common shareholders of $4.9 million, or $0.09 per diluted common share/unit, after $1.4 million in gains on sales of properties, $3.6 million in impairment charges and $2.9 million in charges due to a tenant bankruptcy for the same period last year. Net loss allocable to common shareholders in 2005 has also been impacted by the convertible preferred share offering completed by Lexington in the fourth quarter of 2004 and first quarter of 2005.

The property that the Company recognized the $12.1 million impairment charge for is subject to an $11.9 million non-recourse mortgage. The Company has notified the lender of its intent to effect a deed-in-lieu to satisfy this mortgage. Upon completion of the deed-in-lieu the Company will recognize a gain for the difference between the mortgage balance and the carrying value of the property. Currently that gain approximates $5.9 million.

Twelve Month Results

For the twelve months ended December 31, 2005, FFO were $104.2 million, or $1.70 per diluted common share/unit, after $3.0 million in net debt satisfaction gains including $0.7 million in a debt satisfaction loss recognized by a joint venture and $13.0 million in impairment charges, which inclusive of such gains and charges aggregated $0.16 per diluted common share/unit, compared to $83.6 million, or $1.60 per diluted common share/unit, after $6.7 million in aggregate impairment charges and $2.9 million in charges due to a tenant bankruptcy, which inclusive of charges aggregated $0.19 per diluted common share/unit, for the same period last year.

Rental revenues from continuing operations for the twelve months ended December 31, 2005, totaled $180.9 million, compared to rental revenues of $133.1 million for the same period last year. Net income allocable to common shareholders for the twelve months ended December 31, 2005, was $16.3 million, or $0.33 per diluted common share/unit, after $13.3 million of gains on sales of properties, including a joint venture sale, and the net debt satisfaction gains and net impairment charges discussed above, compared to $37.9 million, or $0.80 per diluted common share/unit, after the impairment charges and tenant bankruptcy discussed above and $5.5 million of gains on sales of properties, for the same period last year. Net income allocable to common shareholders in 2005 has also been impacted by the convertible preferred share offering completed by Lexington in the fourth quarter of 2004 and first quarter of 2005.

Comments From Management

T. Wilson Eglin, Chief Executive Officer, said, "Operating results for the fourth quarter of 2005 improved considerably compared to the prior year. Funds from operations per share excluding one-time items were $0.48 per share - the midpoint of our guidance - compared to $0.46 per share in the fourth quarter of 2004, an increase of about 5%. The stronger operating results were primarily a result of acquisition activity, which totaled $1.1 billion in 2005. In November, we signed our 14th lease of 2005 and were pleased to finish the year with 98.3% occupancy. Demand for income-producing properties such as those in our portfolio continues to be exceptionally strong. While this has made it difficult to acquire properties that meet our yield parameters, it also means that we have opportunities to sell properties on advantageous terms as evidenced by total gains of $13.3 million in 2005. In the


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first quarter of 2006, we believe acquisition volume will be modest.
Nevertheless, we anticipate that funds from operations will be $0.47-$0.49 per share before the impact of debt satisfaction items."

Conference Call

Management will discuss the financial results and Lexington's business plan on a conference call today at 2:00 p.m. Eastern time. The toll-free dial-in number is 800-218-8862. A replay of the conference call will be available through February 23, 2006. The toll-free telephone number for the replay is 800-405-2236, passcode 11050477. International callers can access the conference call by dialing 303-275-2170 and the replay by dialing 303-590-3000 (same passcode). The conference call can also be accessed on the internet at http://www.lxp.com.

Lexington Corporate Properties Trust is a real estate investment trust that owns and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington common shares closed Wednesday, February 15, 2006 at $21.73 per share. Lexington pays an annualized dividend of $1.46 per share. Additional information about Lexington is available at www.lxp.com.

Lexington believes that funds from operations ("FFO") enhances an investor's understanding of Lexington's financial condition, results of operations and cash flows. Lexington believes that FFO is an appropriate, but limited, measure of the performance of an equity REIT. FFO is defined in the April 2002 "White Paper" issued by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as "net income (or loss) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other consolidated income or cash flow statement data as determined in accordance with GAAP.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, (i) the failure to continue to qualify as a real estate investment trust, (ii) changes in general business and economic conditions, (iii) competition, (iv) increases in real estate construction costs, (v) changes in interest rates, (vi) changes in accessibility of debt and equity capital markets, and (vii) those other factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "estimates," "projects" or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.


                             Financial Tables Follow


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                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  (dollars in thousands, except per share data)



                                                                               Three Months Ended                    Year Ended
                                                                                  December 31,                      December 31,
                                                                             2005             2004             2005            2004
                                                                             ----             ----             ----            ----
Gross revenues:
     Rental                                                           $    49,043     $    34,714      $   180,871     $   133,050
     Advisory fees                                                          1,180           1,710            5,365           4,885
     Tenant reimbursements                                                  3,702           1,471           10,896           5,429
                                                                       ----------      ----------       ----------      ----------
           Total gross revenues                                            53,925          37,895          197,132         143,364

Expense applicable to revenues:
     Depreciation and amortization                                        (20,909)        (11,770)         (70,906)        (38,928)
     Property operating                                                    (7,537)         (3,035)         (23,494)        (10,756)
General and administrative                                                 (4,441)         (3,878)         (17,612)        (13,877)
Impairment loss                                                           (12,050)         (3,584)         (12,050)         (3,584)
Non-operating income                                                          330             710            1,519           3,272
Interest and amortization expense                                         (18,309)        (11,839)         (65,065)        (44,857)
Debt satisfaction (charges) gain, net                                        (222)            (56)           4,409             (56)
Write-off - tenant bankruptcy                                                   -          (2,884)               -          (2,884)
                                                                       ----------      -----------      ----------      -----------

 (Loss) income before benefit (provision) for income taxes, minority interests, equity in earnings of non-consolidated entities and
     discontinued operations                                               (9,213)          1,559           13,933          31,694
Benefit (provision) for income taxes                                          105             635              150          (1,181)
Minority interests                                                            963             377           (2,111)         (2,414)
Equity in earnings of non-consolidated entities                             1,132           1,811            6,220           7,194
                                                                       ----------      ----------       ----------      ----------
(Loss) income from continuing operations                                   (7,013)          4,382           18,192          35,293
                                                                       -----------     ----------       ----------      ----------

Discontinued operations, net of minority interest:
     Income from discontinued operations                                    1,041           1,273            4,479           6,830
     Debt satisfaction charges                                               (671)             --             (725)             --
     Impairment charges                                                       (29)            (16)            (829)         (2,791)
     Gains on sales of properties                                           4,922           1,410           11,578           5,475
                                                                       ----------      ----------       ----------      ----------
     Total discontinued operations                                          5,263           2,667           14,503           9,514
                                                                       ----------      ----------       ----------      ----------
Net (loss) income                                                          (1,750)          7,049           32,695          44,807
Dividends attributable to preferred shares - Series B                      (1,590)         (1,590)          (6,360)         (6,360)
Dividends attributable to preferred shares - Series C                      (2,519)           (585)         (10,075)           (585)
                                                                       -----------     -----------      -----------     -----------
Net (loss) income allocable to common shareholders                    $    (5,859)    $     4,874      $    16,260     $    37,862
                                                                       ===========     ==========       ==========      ==========

Funds from operations(1)                                              $    16,796     $    18,514      $   104,150     $    83,642
                                                                       ==========      ==========       ==========      ==========
Per share/unit
     Basic net (loss) income                                          $     (0.11)    $      0.10      $      0.33     $      0.81
     Diluted net (loss) income                                        $     (0.11)    $      0.09      $      0.33     $      0.80
     Funds from operations(1)-basic                                   $      0.27     $      0.34      $      1.71     $      1.60
     Funds from operations(1)-diluted                                 $      0.27     $      0.34      $      1.70     $      1.60


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                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)



                                                               12/31/05                12/31/04
                                                               --------                --------

Real estate, at cost                                     $        1,883,115     $         1,407,872
Accumulated depreciation                                           (241,188)               (180,610)
Investment in joint ventures                                        191,146                 132,738
Properties held for sale - discontinued
operations                                                           49,397                  13,216
Intangible assets, net                                              128,775                  54,736
Cash and cash equivalents                                            53,515                 146,957
Deferred expenses, net                                               13,582                   7,860
Rent receivable                                                       7,673                   4,123
Rent receivable - deferred                                           24,778                  23,923
Due from affiliates                                                      --                  45,800
Other assets                                                         49,439                  40,471
                                                              -------------          --------------
                                                         $        2,160,232     $         1,697,086
                                                              =============          ==============

Mortgages and notes payable                              $        1,139,971     $           765,144
Liabilities - discontinued operations                                32,145                   1,688
Other liabilities                                                    25,380                  22,387
Prepaid rent                                                         10,054                   3,818
Minority interests                                                   61,372                  56,759
Shareholders' equity                                                891,310                 847,290
                                                              -------------          --------------
                                                         $        2,160,232     $         1,697,086
                                                              =============          ==============

Common shares                                                    52,155,855              48,621,273
Preferred shares - Series B                                       3,160,000               3,160,000
Preferred shares - Series C                                       3,100,000               2,700,000
Operating partnership units                                       5,720,071               5,408,699
                                                              -------------          --------------
                                                                 64,135,926              59,889,972
                                                              =============          ==============

1 The Company believes that Funds From Operations ("FFO") enhances an investor's understanding of the Company's financial condition, results of operations and cash flows. The Company believes that FFO is an appropriate, but limited, measure of the performance of an equity REIT. FFO is defined in the April 2002 "White Paper" issued by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as "net income (or loss) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other consolidated income or cash flow statement data as determined in accordance with GAAP.


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                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                               EARNINGS PER SHARE
                       AND FUNDS FROM OPERATIONS PER SHARE
                  (dollars in thousands, except per share data)



                                                                        Three Months Ended                      Year Ended
                                                                           December 31,                        December 31,
                                                                    2005                2004             2005                2004
                                                                    ----                ----             ----                ----
Earning Per Share
-----------------

Basic
(Loss) income from continuing operations                        $     (7,013)      $      4,382     $     18,192       $     35,293
Less preferred dividends                                              (4,109)            (2,175)         (16,435)            (6,945)
                                                              ---------------    ---------------  ---------------    --------------
(Loss) income allocable to common shareholders from
continuing operations - basic                                        (11,122)             2,207            1,757             28,348
Total income from discontinued operations - basic                      5,263              2,667           14,503              9,514
                                                              ---------------    ---------------  ---------------    --------------
Net (loss) income allocable to common shareholders - basic      $     (5,859)      $      4,874     $     16,260       $     37,862
                                                              ===============    ==============   ==============     ==============

Weighted average number of common shares outstanding              51,516,136         48,092,092       49,835,773         46,551,328
                                                              ===============    ==============   ==============     ==============
Per share data:
(Loss) income from continuing operations                        $      (0.21)      $       0.05     $       0.04       $       0.61
Income from discontinued operations                                     0.10               0.05             0.29               0.20
                                                              ---------------    ---------------  ---------------    --------------
Net (loss) income                                               $      (0.11)      $       0.10     $       0.33       $       0.81
                                                              ===============    ==============   ==============     ==============

Diluted
(Loss) income allocable to common shareholders from
continuing operations-basic                                     $    (11,122)      $      2,207     $      1,757       $     28,348
Adjustments:
Incremental (loss) income attributed to assumed
    conversion of dilutive securities                                     --               (377)              --              2,416
                                                              ---------------    ---------------  ---------------    --------------

(Loss) income allocable to common shareholders from
continuing operations-diluted                                        (11,122)             1,830            1,757             30,764
Total income from discontinued operations - diluted                   5, 263              3,224           14,503             10,851
                                                              ---------------    ---------------  ---------------    --------------
Net (loss) income allocable to common shareholders -
 diluted                                                        $     (5,859)      $      5,054     $     16,260       $     41,615
                                                              ===============    ==============   ==============     ==============

Weighted average number of shares used in calculation
  of basic earnings per share                                     51,516,136         48,092,092       49,835,773         46,551,328
Add incremental shares representing:
        Shares issuable upon exercises of employee
        share options                                                     --            126,179           66,876            131,415
        Shares issuable upon conversion of dilutive
        interests                                                         --          5,390,583               --          5,366,166
                                                              ---------------    ---------------  ---------------    --------------
Weighted average number of shares used in calculation of
   diluted earnings per common share                              51,516,136         53,608,854       49,902,649         52,048,909
                                                              ===============    ==============   ==============     ==============
Per share data:
(Loss) income from continuing operations - diluted              $      (0.21)      $       0.03     $       0.04       $       0.59
Income from discontinued operations - diluted                           0.10               0.06             0.29               0.21
                                                              ---------------    ---------------  ---------------    --------------
Net (loss) income - diluted                                     $      (0.11)      $       0.09     $       0.33       $       0.80
                                                              ===============    ==============   ==============     ==============


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                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                               EARNINGS PER SHARE
                       AND FUNDS FROM OPERATIONS PER SHARE
                  (dollars in thousands, except per share data)



                                                              Three Months Ended                            Year Ended
                                                                 December 31,                              December 31,
                                                             2005                  2004                2005                 2004
                                                             ----                  ----                ----                 ----
Funds From Operations
---------------------

Basic and Diluted
-----------------
Net (loss) income allocable to common share-
holders - basic                                     $         (5,859)      $         4,874     $        16,260      $        37,862
Adjustments:
Depreciation and amortization                                 20,793                12,020              71,044               39,894
Minority interests-OP Units                                   (1,145)                 (311)              1,910                2,570
Amortization of leasing commissions                              152                    98                 547                  647
Joint venture adjustment-depreciation                          5,258                 2,658              17,632                7,559
Preferred dividends-Series C                                   2,519                   585              10,075                  585
Gains on sale of properties                                   (4,922)               (1,410)            (11,578)              (5,475)
Gains on sale of properties - Joint Venture                       --                    --              (1,740)                  --
                                                       -------------         -------------       -------------        -------------
Funds from operations                                $        16,796       $        18,514     $       104,150      $        83,642
                                                       =============         =============       =============        =============

Basic
-----
Weighted average shares outstanding-basic EPS             51,516,136            48,092,092          49,835,773           46,551,328
Operating partnership units                                5,599,763             5,390,583           5,433,955            5,366,166
Preferred shares - Series C                                5,779,330             1,313,116           5,779,330              330,073
                                                       -------------         -------------       -------------        -------------
Weighted average shares outstanding-basic FFO             62,895,229            54,795,791          61,049,058           52,247,567
                                                       =============         =============       =============        =============
                          FFO per share             $           0.27       $          0.34     $          1.71      $          1.60
                                                       =============         =============       =============        =============
Diluted
-------
Weighted average shares outstanding-diluted EPS           51,516,136            53,608,854          49,902,649           52,048,909
Common share options                                          43,117                    --                  --                   --
Operating partnership units                                5,599,763                    --           5,433,955                   --
Preferred shares - Series C                                5,779,330             1,313,116           5,779,330              330,073
                                                       -------------         -------------       -------------        -------------
Weighted average shares outstanding-diluted FFO           62,938,346            54,921,970          61,115,934           52,378,982
                                                       =============         =============       =============        =============
                          FFO per share             $           0.27       $          0.34     $          1.70      $          1.60
                                                       =============         =============       =============        =============


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